UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2023

Cloudflare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Townsend Street
San Francisco, CA		94107
(Address of principal executive offices)		(Zip code)
(888) 993-5273
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2023, Janel Riley signed an offer letter with Cloudflare, Inc. (the “Company”), pursuant to which she will hold the position of Vice President, Finance effective upon her commencement of employment with the Company on May 1, 2023. On January 25, 2023, Paul Underwood, the Company's Vice President, Head of Finance and Chief Accounting Officer, announced his decision to step down. Mr. Underwood will continue to serve as the Company's Chief Accounting Officer (principal accounting officer) until June 1, 2023, at which time Ms. Riley will be designated the Company's Chief Accounting Officer (principal accounting officer).

Ms. Riley, age 45, has served as a Partner at KPMG LLP since October 2013, leading software and SaaS engagements, and from January 2018 to February 2021, Ms. Riley acted as the lead engagement partner for KPMG LLP's audits of the Company's financial statements over such period. Since October 2022, Ms. Riley has served as the National Audit Industry leader for Technology and has been a Securities and Exchange Commission ("SEC") reviewing partner since October 2019. She has over 21 years of experience in public accounting. Ms. Riley is a certified public accountant and holds a B.S. in accounting from California State University, Fresno. There has been no arrangement or understanding between Ms. Riley and any other person pursuant to which Ms. Riley was selected to this position. Ms. Riley does not have any family relationship with any director or executive officer of the Company. Additionally, Ms. Riley is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Upon joining the Company, Ms. Riley will receive a base salary of $400,000 per year. In addition, the Company will recommend to the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board that she receive grants pursuant to the Company's 2019 Equity Incentive Plan, as amended, of: (i) restricted stock units ("RSUs") valued at $7,500,000 that will vest over a four-year period and RSUs valued at $500,000 that will vest over a one-year period, in each case subject to remaining continuously employed with the Company, and (ii) 100,000 performance stock options to purchase the Company's Class A common stock that vest and become exercisable upon the Company's achievement of certain stock price milestones and time-based vesting requirements as described in the Company's definitive proxy statement filed with the SEC on April 21, 2022. Ms. Riley will also be eligible to participate in the Company's Change in Control and Severance Policy, the Company's 2019 Employee Stock Purchase Plan, and standard Company benefit programs.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: January 31, 2023	By:	/s/ Douglas Kramer
Douglas Kramer
General Counsel and Secretary